UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 3, 2011

AARON’S, INC.
(Exact name of registrant as specified in its charter)

Georgia	1-13941	58-0687630
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

309 E. Paces Ferry Road, N.E. Atlanta, Georgia	30305-2377
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (404) 231-0011

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE
This Form 8-K/A is being filed as an amendment to the Current Report on Form 8-K filed by Aaron’s, Inc. (the “Company”) with the U.S. Securities and Exchange Commission (the “SEC”) on May 6, 2011. The sole purpose of this amendment is to disclose, as required by SEC regulations, the Company’s decision on how frequently it intends to hold future shareholder advisory votes on executive compensation. No other changes have been made to the original filing of this report.
Item 5.07 Submission of Matters to a Vote of Security Holders.
As reported in the original filing of this report, at the Company’s 2011 Annual Meeting of Shareholders held on May 3, 2011, the Company’s shareholders voted, on an advisory basis, in favor of holding future advisory votes on executive compensation once every year, as was recommended by the Company’s Board of Directors. Consistent with the results of the shareholder advisory vote, the Company intends to hold future shareholder advisory votes on executive compensation on an annual basis until the next shareholder vote on the frequency of such advisory vote.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AARON’S, INC.
Date: September 29, 2011	By:	/s/ Robert P. Sinclair, Jr.
Robert P. Sinclair, Jr.
Vice President, Corporate Controller